Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2, Post-Effective Amendment Number One, of our report dated March 12, 2004 relating to the financial statements of Solomon Technologies, Inc. for the years ending December 31, 2003 and 2002, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ RADIN GLASS & CO., LLP

Radin, Glass & Co., LLP

New York, New York

June 29, 2004